[LOGO]                                   COOPERS & LYBRAND L.L.P.

                                           a professional services firm






                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                 ---------------

We consent to the incorporation by reference in the registration statements of Innovir Laboratories, Inc. on Form S-3 (File Nos. 333-12865, 333-01078 and 33-93608), Post effective Amendment No.3 to Form S-1 (File No.33-63142) and Form S-8 (File Nos. 33-86022 and 33-86024) of our report dated November 6, 1996, except for Notes 6, 7(c), 10 and 14 to which the date is December 24, 1996, on our audits of the financial statements and the financial statement schedule of Innovir Laboratories, Inc. as of September 30, 1996 and 1995 and for each of the three years in the period ended September 30, 1996, and for the period from September 1, 1989 (inception) to September 30, 1996, which report is included in this Annual Report on Form 10-K.


                                                        COOPERS & LYBRAND L.L.P.

New York, New York
December 26, 1996